Exhibit 10.25

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 31st day of July, 2013, but made effective as of September 1, 2013 (the “Effective Date”), by and between CYCLONE POWER TECHNOLOGIES, INC., a Florida corporation (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Two Million Dollars ($2,000,000) of senior secured, convertible, redeemable debentures in the form attached hereto as Exhibit “A” (the “Debentures”), of which Four Hundred Thousand Dollars ($400,000) shall be purchased on the date hereof (the “First Closing”), and up to One Million Six Hundred Thousand Dollars ($1,600,000) may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”)(each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all for the total purchase price of up to Two Million Dollars ($2,000,000) (the “Purchase Price”), and all otherwise subject to the terms and provisions hereinafter set forth; and

WHEREAS, the Company and its subsidiaries have agreed to secure all of their respective “Obligations” (as hereinafter defined) to Buyer under the Debentures, this Agreement and all other Transaction Documents by: (i) granting to the Buyer an unconditional and continuing first priority security interest in all of the Collateral (subject only to the Permitted Encumbrance) of the Company pursuant to a Security Agreement dated as of the date hereof (the “Security Agreement”); (ii) causing Cyclone-WHE, LLC, an Ohio limited liability company and Cyclone Performance, LLC, a Florida limited liability company (each of such subsidiaries of the Company, together with any other subsidiaries hereafter created, acquired or coming into existence, collectively, the “Subsidiaries”), all majority-owned Subsidiaries of the Company, to guaranty all of the Company’s Obligations pursuant to a guaranty agreement executed by the Subsidiaries in favor of Buyer (the “Subsidiary Guaranty”); (iii) causing each of the Subsidiaries to grant to the Buyer an unconditional and continuing first priority lien and security interest in all of the Collateral (subject only to the Permitted Encumbrance) of each of the Subsidiaries pursuant to a Security Agreement dated as of the date hereof (the “Sub Security Agreement”); and (iv) agreeing to the filing of UCC-1 Financing Statements covering all of the assets and properties of the Company and the Subsidiaries (collectively, the “UCC-1’s”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1     “Advisory Fee Shares” means the shares of the Company’s Common Stock to be issued by the Company to Buyer in accordance with Section 7.4(e) below.

2.2     “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.3     “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4     “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

2.5     “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.6     “Collateral” means, collectively, and whether now existing or hereafter arising, all assets and properties of the Company or any of its Subsidiaries, including all existing and after-acquired tangible and intangible assets and property of the Company and its Subsidiaries, including real property owned by the Company and its Subsidiaries, with respect to which the Company grants to Buyer a lien and security interest under the terms of the Security Agreement and the Sub Security Agreement and any of the other Transaction Documents.

2.7     “Common Stock” means the Company’s common stock, $0.0001 par value per share.

2.8     “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.9     “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.10     “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.11     “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.12     “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.13     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.14     “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.15     “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.16     “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.17     “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.18     “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.19     “Leases” means all leases for real or personal property.

2.20     “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, properties, financial condition or results of operations of the Company or any of its Subsidiaries, either individually or taken as a whole; (ii) a material impairment of the ability of the Company to perform any of its Obligations under this Agreement or any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the Collateral granted to Buyer hereunder and under the Transaction Documents; (B) the legality, validity, binding effect or enforceability against the Company of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; or (D) the rights or remedies of the Buyer under any Transaction Documents. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.21     “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to the SEC, the Principal Trading Market, or any other Governmental Authority pursuant to the Securities Act, the Exchange Act, the rules and regulations of the SEC, or any other laws, rules or regulations of any Governmental Authority or the Principal Trading Market; (ii) involves aggregate payments of Fifty Thousand Dollars ($50,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Fifty Thousand Dollars ($50,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iv) involves a Company Lease; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

2.22     “Obligations” means all amounts, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any fees and other charges due to Buyer under this Agreement or the other Transaction Documents, any expenses incurred by Buyer under this Agreement or the other Transaction Documents, and any and all other liabilities and obligations of the Company and its Subsidiaries to Buyer, and the performance by the Company and its Subsidiaries of all covenants, agreements and obligations of every nature and kind on the part of the Company and its Subsidiaries to be performed under this Agreement and any other Transaction Documents.

2.23     “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.24     “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.25     “Permitted Encumbrances” means the security interest in favor of Gemini Master Fund, Ltd. as evidenced by that certain UCC-1 Financing Statement filed with the Florida Secured Transactions Registry under filing no. 201207577292, and the security interest in favor of Brio Capital, LP as evidenced by that certain UCC-1 Financing Statement filed with the Florida Secured Transactions Registry under filing no. 201207577306, but only to the extent such security interests encumber the receivables, invoices and payments arising under that certain U.S. Army/Department of Defense contract referenced and set forth in such UCC-1 Financing Statements, and no other Assets of the Company or any of its Subsidiaries.

2.26     “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.27     “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the Bulletin Board, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.28     “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.29     “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.30     “SEC” means the United States Securities and Exchange Commission.

2.31     “Securities” means, collectively, the Debentures and the Advisory Fee Shares, and any other securities of the Company issued to Buyer from time to time.

2.32     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.33     “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.34     “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.35     “Transaction Documents” means any documents or instruments executed or to be executed by Company in connection with this Agreement, including this Agreement, the Debentures, the Security Agreement, the Subsidiary Guaranty, the Sub Security Agreement, the UCC-1’s, the Validity Certificates, and any other documents or instruments executed in connection with this Agreement or the purchase and sale of the Debentures contemplated hereby, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.36     “Validity Certificate” shall mean the validity certificates executed by such officers and directors of the Company as Buyer shall require, in Buyer’s sole discretion, which shall be substantially in the form of Exhibit “B” attached hereto.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation;” and (vi) the term “Company” shall refer collectively to the Company and all of its Subsidiaries, whether listed as part of the Subsidiaries in the Recitals hereof or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, while still maintaining the intent and purpose of this Agreement, apply equally to each of the Subsidiaries, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any of the Securities, in which case the term Company shall mean and refer only to the Company, as the issuer of such Securities, without its Subsidiaries.

ARTICLE IV

PURCHASE AND SALE OF DEBENTURES

4.1     Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

4.2     Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for Four Hundred Thousand Dollars ($400,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3     Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4     Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions below, Buyer shall purchase such additional Debentures in such amounts and at such times as Buyer and the Company may mutually agree, so long as the following conditions have been satisfied, in Buyer’s sole and absolute discretion: (i) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; and (ii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1     Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

5.2     Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

5.3     Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4     Information. Buyer and its advisors, if any, have been furnished with all materials it has requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5     No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6     Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to the Buyer:

6.1     Subsidiaries. Except for the Subsidiaries, all of whom are majority-owned subsidiaries of the Company and which are controlled by the Company, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding securities of or other interests in, or have any control over, any other Person. With respect to each of the Subsidiaries, all representations and warranties in this Article VI and elsewhere in this Agreement shall be deemed repeated and re-made from and by each of the Subsidiaries, as if such representations and warranties were independently made by each of such Subsidiaries in this Agreement. In addition, each representation and warranty contained in this Article VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its Subsidiaries, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s Subsidiaries or not.

6.2     Organization. The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted, except where the failure to obtain any certificates, licenses, approvals and Permits would not have a Material Adverse Effect. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

6.3     Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4     Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 244,833,948 shares of Common Stock are issued and outstanding as of the date hereof, and 1,000 shares of Preferred Stock are issued and outstanding as of the date hereof.  All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the OTCQB Board under the trading symbol “CYPW”. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.  Except as disclosed in the “SEC Documents” (as hereinafter defined), no shares of Common Stock are subject to preemptive rights or any Encumbrances suffered or permitted by the Company.  Except as disclosed in the SEC Documents, and except as required by this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no financing statements securing obligations filed in connection with the Company or any of its Subsidiaries, or any of their respective Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has made available or furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”); and (II) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”). Except for the Certificate of Incorporation and the Bylaws, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of the Company.

6.5     No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; or (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted), except to the extent any such violations would not result in a Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Company is a party or by which any material property or Assets of the Company are bound or affected. To the best of the Company’s knowledge, the businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law, except to the extent any such violations would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof, except for the filing of Form D with the SEC or any applicable state blue sky filings. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6     Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances (other than applicable restrictions under the Securities Act) with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7     Collateral Representations. Except for the Permitted Encumbrances, no Person other than the Company and its Subsidiaries, owns or has other rights in the Collateral, and the Collateral is free from any and all Encumbrances of any kind, other than the Encumbrance of Buyer.

6.8     SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12 of the Exchange Act, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyer, and Buyer acknowledges that it may retrieve all SEC Documents from such website and Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company and its executive officers, no other information provided by or on behalf of the Company to the Buyer, whether included in the SEC Documents or not, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.9     Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC and since the date of the most recent Financial Statements, none of the following have occurred:

(a)     There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)     Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Company’s Ordinary Course of Business.

6.10     Absence of Litigation or Adverse Matters. (i) There is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (iii) the Company is not in breach or violation of any Material Contract; and (iv) to the best of the Company’s knowledge, the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.11     Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) Obligations incurred in the Company’s Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Twenty-Five Thousand Dollars ($25,000) or otherwise have a Material Adverse Effect.

6.12     Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.13     Real Estate.

(a)     Real Property Ownership. The Company does not own any Real Property.

(b)     Real Property Leases. Except for ordinary office Leases described in the SEC Documents from which the Company operates its business (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor, to the Company’s knowledge, the landlord, is in default thereunder; (ii) no material waiver, indulgence or postponement of any of the obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which would result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has made available or delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.14     Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been made available or furnished to Buyer and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or, to the best of the Company’s knowledge, has been threatened, whether in writing or orally.

6.15     Compliance with Laws. To the knowledge of the Company and its executive officers, the Company is, and at all times has been, in material compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or, to the Company’s knowledge, has been threatened to be charged with, any violation of any Law.

6.16     Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Transaction Documents, and the Company is not in default (without regard to grace or cure periods) under any Material Contract to which it is a party or by which any of its Assets are bound.

6.17     Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights reasonably necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.18     Labor and Employment Matters. The Company is not involved in any material labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.19     Employee Benefit Plans. Except as set forth in the SEC Documents, the Company does not have any Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.20     Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in material compliance with all applicable Laws, and all such Tax Returns are true and accurate in all material respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

6.21     Insurance. The Company is covered by valid, outstanding and, to the best of the Company’s knowledge, enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. To the best of the Company’s knowledge, the Company has complied with the provisions of such Insurance Policies. The Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.22     Permits. The Company possesses all Permits reasonably necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.23     Bank Accounts; Business Location. Schedule 6.23 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.23 and the Company's principal places of business and chief executive offices are indicated on Schedule 6.23. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.23.

6.24     Environmental Laws. The Company is and has at all times been in material compliance with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

6.25     Illegal Payments. Neither the Company, nor any director, executive officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.26     Related Party Transactions. Except as disclosed in the SEC Documents and except for arm’s length transactions pursuant to which the Company makes payments in the Company’s Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.27     Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.28     Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.29     Seniority. Except for the Permitted Encumbrances, no indebtedness or other equity or debt security of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.30     Brokerage Fees. Except for Brighton Capital, there is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. Brighton Capital shall be paid a finder’s fee by the Company, at Closing, in accordance with a separate agreement between the Company and such Person.

6.31     Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1     Negative Covenants.

(a)     Indebtedness. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any obligation of any other Person, except for: (i) the Debentures; (ii) obligations for accounts payable, other than for money borrowed, incurred in the Company’s Ordinary Course of Business; (iii) obligations or indebtedness for amounts of less than $75,000; and (iv) obligations or indebtedness for $75,000 or more which have been first approved by the Buyer, such approval not to be unreasonably withheld or delayed.

(b)     Encumbrances. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company or any of its Subsidiaries, or any Collateral, whether owned at the date hereof or hereafter acquired, except for the Permitted encumbrances and Encumbrances for capital lease obligations incurred in the Company’s Ordinary Course of Business which do not exceed $150,000 in the aggregate at any time.

(c)     Investments. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person; provided, however, the Company may make investment in any Subsidiary that is part of this Agreement and the other Transaction Documents.

(d)     Intentionally Left Blank.

(e)     Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Securities, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company in the Company’s Ordinary Course of Business. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company or any of its subsidiaries which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its Subsidiaries.

(f)     Capital Expenditures. So long as Buyer owns, legally or beneficially, any of the Debentures, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly make or incur obligations for any expenditures for the acquisition of fixed Assets which are required to be capitalized under GAAP, except for obligations or expenditures incurred in the Company’s Ordinary Course of Business.

(g)     Distributions; Restricted Payments; Changes in Management. So long as Buyer owns, legally or beneficially, any of the Securities, neither the Company, nor any of its Subsidiaries shall, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any loans, advances or extensions of credit to, or investments in, any Person (other than Subsidiaries of the Company that are made a part of this Agreement), including, without limitation, any Company officers, directors, employees or Material Shareholders, or the officers, directors, employees of any Subsidiary of the Company; (iv) make any payments of any indebtedness for borrowed money (including principal, interest, fees and charges) other than as permitted hereunder or payments on indebtedness disclosed and set forth in the Financial Statements; (v) increase the annual salary paid to any officers or directors of the Company or any of its Subsidiaries as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Company from the officers and other senior management positions existing as of the Effective Date, unless first approved by the Buyer in writing, which approval shall not be unreasonably withheld or delayed.

(h)     Use of Proceeds. The Company shall not use any portion of the proceeds of the sale of the Debentures, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Buyer. In addition, except as approved by Buyer on the Use of Proceeds Confirmation, the Company shall not use any portion of the proceeds of the sale of the Debentures, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any indebtedness for borrowed money of the Company or any Subsidiaries or Affiliates thereof, unless specifically approved by Buyer in the Use of Proceeds Confirmation; (ii) to pay any taxes of any nature or kind that may be due by the Company or any Subsidiaries or Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Company or any Subsidiaries or Affiliates thereof, other than salaries in the Company’s Ordinary Course of Business. The Company shall only use any portion of the proceeds of the sale of the Debentures for the purposes set forth in a “Use of Proceeds Confirmation” to be executed by the Company at each Closing, unless the Company obtains the prior written consent of the Buyer to use proceeds from the sale of the Debentures for any other purpose, which consent shall not be unreasonably withheld or delayed.

(i)     Business Activities; Change of Legal Status and Organizational Documents. Neither the Company, nor any of its Subsidiaries, shall: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its respective name, organizational identification number, its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect, unless such amendment or modification is first approved by Buyer, such approval not to be unreasonably withheld or delayed.

(j)     Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company or its Subsidiaries, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or any of its Subsidiaries.

(k)     Bank Accounts. In the event the Company opens or maintains any bank, deposit or credit card payment processing accounts with any financial institution, or any other Person, for the Company or any Subsidiary or Affiliate of the Company, other than the Company’s accounts listed in the attached Schedule 6.23, the Company shall immediately notify the Buyer in writing of such account and provide to Buyer all information relating to such account as required under Schedule 6.23.

7.2     Affirmative Covenants.

(a)     Corporate Existence. The Company and each of its Subsidiaries shall at all times preserve and maintain their respective: (i) existence and good standing in the jurisdiction of its and their organization; and (ii) its and their qualification to do business and good standing in each jurisdiction where the nature of its and their business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b)     Tax Liabilities. The Company and each of its Subsidiaries shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and each of its Subsidiaries or any of its or their properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c)     Notice of Proceedings. The Company shall, promptly, but not more than five (5) Business Days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise, affecting the Company or any of its Subsidiaries.

(d)     Material Adverse Effect. The Company shall, promptly, but not more than five (5) Business Days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)     Notice of Default. The Company shall, promptly, but not more than five (5) Business Days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)     Maintain Property. The Company and each of its Subsidiaries shall at all times maintain, preserve and keep all of their respective Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Company shall permit Buyer to examine and inspect such Assets (and all Assets and properties of its Subsidiaries) at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

(g)     Maintain Insurance. The Company and its Subsidiaries shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company and its Subsidiaries, respectively and as applicable, which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Closing Date, the Company shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be reasonably satisfactory to Buyer in relation to the amount and term of the Debentures and type and value of the Assets of the Company and the assets and properties of its Subsidiaries, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Company fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Company’s interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property. The Company may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Debentures to the extent not paid by the Company.

(h)     Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Advisory Fee Shares or any other shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, the Advisory Fee Shares or any other shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(i)     Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell the Advisory Fee Shares or other shares of Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the First Closing Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets such description defined under Rule 144. In addition, so long as Buyer owns, legally or beneficially, any Securities of the Company, the Company shall, at its sole expense:

(i)     Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii)     furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the Advisory Fee Shares or other shares of Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and

(iii)     promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Advisory Fee Shares or shares of Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

(j)     Matters With Respect to Securities.

(i)     Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Debentures, Buyer has the right to convert amounts due under the Debentures into Common Stock in accordance with the terms of the Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debentures, as set forth in the Conversion Notice.

(ii)     Issuance of Additional Common Stock Under Section 7.4(e). The parties hereto acknowledge that pursuant to Section 7.4(e) below, the Company has agreed to issue, simultaneously with the execution of this Agreement, and possibly in the future, certain shares of the Company’s Common Stock in accordance with the terms of Section 7.4(e) below. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Buyer under Section 7.4(e), either now or in the future, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 7.4(e) below, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue such shares of the Company’s Common Stock as directed by Buyer, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Buyer’s notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of shares of Common Stock issuable to Buyer in accordance with Section 7.4(e).

(iii)     Removal of Restrictive Legends. In the event that Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(iv)     Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(v)     Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(j), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(j) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(j).

(k)     Continued Due Diligence/Field Audits. The Company acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Company and its business and operations. Such ongoing due diligence reviews may include, and the Company does hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Company and all of its Subsidiaries, and the Assets and records of each of them, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Company shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $1,000 per year (based on expected filed audits and ongoing due diligence of $500 semi-annually) to cover such ongoing expenses. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Company’s records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Company.

7.3     Reporting Requirements. The Company agrees as follows:

(a)     Financial Statements. The Company shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company and its Subsidiaries as Buyer may from time to time request or require, including:

(i)     Annual Audited Financial Statements. As soon as available, and in any event, within one hundred five (105) days after the close of each fiscal year of the Company, a copy of the annual, consolidated audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant (excepting only customary “going concern” qualifications); and

(ii)     Quarterly Financial Statements. As soon as available, and in any event, within seventy-five (75) days after the close of each fiscal quarter of the Company, a copy of the quarterly, consolidated financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of the Company;

(iii)     Monthly Compliance Certificate. Within thirty (30) days following the end of each calendar month, the Company shall deliver to the Buyer a compliance certificate in substantial substance and form as attached hereto as Exhibit “C” for the previous calendar month.

(b)     Bank Statements. The Company shall submit to the Buyer, within five (5) days after receipt thereof each month, true and correct copies of all bank statements received by the Company for each bank or other financial institution where the Company has a depository relationship.

(c)     Aged Accounts/Payables Schedules. The Company shall, within twenty (20) days after the end of each calendar month, deliver to Buyer an aged schedule of the accounts receivable of the Company and its Subsidiaries, listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of the Company. The Company shall, within twenty (20) days after the end of each calendar month, deliver to Buyer an aged schedule of the accounts payable of the Company and its Subsidiaries, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of the Company.

(d)     Projections. On or prior to the First Closing Date, the Company shall provide to Buyer an income statement or profit and loss statement showing actual results of the Company’s consolidated operations for the prior twelve (12) months, as well as an income statement projection showing, in reasonable detail, the Company’s income statement projections, on a quarterly basis, for the four (4) fiscal quarters following the First Closing Date (the “Income Projections”). In addition, no later than the twentieth (20th) day after the end of every calendar quarter after the First Closing Date, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(e)     Use of Proceeds. On the first (1st) day of every calendar month after the First Closing Date, the Company shall provide to Buyer a report comparing the use of the proceeds of the proceeds from the sale of the Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any material variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(f)     Additional Reporting Covenants. No change with respect to the Company’s accounting principles shall be made by the Company without giving prior notification to Buyer. The Company represents and warrants to Buyer that the financial statements and other information or materials delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter, accurately reflect and will accurately reflect the consolidated financial condition of the Company and all of its Subsidiaries in all material respects.

7.4     Fees and Expenses.

(a)     Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to four percent (4%) of the amount of the Debentures purchased by Buyer at the First Closing, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Company shall pay to Buyer a transaction advisory fee equal to two percent (2%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

(b)     Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. Additional due diligence fees may be due and payable to Buyer, as determined by Buyer, in connection with any Additional Closings.

(c)     Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. Inclusive in this fee are any fees required for filing of any security interests with the USPTO. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents. Additional legal fees may be due and payable to Buyer and its counsel, as determined by Buyer, in connection with any Additional Closings.

(d)     Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Transaction Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in the closing or settlement statement executed by the Company and Buyer on the First Closing Date); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

(e)     Advisory Fees.

(i)     Share Issuance. In consideration of advisory services provided by Buyer to Company prior to the First Closing Date, the Company shall pay to Buyer a fee equal to $100,000.00 (the “Advisory Fee”). The Advisory Fee shall be initially paid by the issuance to Buyer of restricted shares of the Company’s Common Stock (the “Advisory Fee Shares”) in accordance with the terms and provisions of this Section. For purposes of determining the number of shares issuable to Buyer under this Section 7.4(e), the Company’s Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the First Closing Date (the “Valuation Date”), as reported by Bloomberg or such other reporting service acceptable to Buyer (the “VWAP”). The Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the Company shall issue to Buyer, on the Closing Date, a number of Advisory Fee Shares equal to one hundred percent (100%) of the Advisory Fee, based on such VWAP as of the Valuation Date. On the First Closing Date, the Company shall instruct its Transfer Agent to issue certificates representing the Advisory Fee Shares issuable to the Buyer hereunder, and shall cause its Transfer Agent to deliver such certificates to Buyer within five (5) Business Days from the First Closing Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Buyer within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Transaction Documents. The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Advisory Fee Shares shall be deemed fully earned as of the First Closing Date, regardless of whether any Additional Closings occur hereunder.

(ii)     Adjustments. It is the intention of the Company and Buyer that the Buyer shall be able to sell the Advisory Fee Shares and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Buyer in connection with the sale thereof) from such sale equal to the Advisory Fee. In this regard, the Buyer shall have the right to sell the Advisory Fee Shares in the Principal Trading Market, or otherwise, at any time in accordance with applicable securities Laws. Upon : (A) the sale of all Advisory Fee Shares; (B) Buyer receiving net proceeds from the sale of the Advisory Fee Shares equal to the Advisory Fee; or (C) at any time Buyer may elect, the Buyer shall deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Advisory Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized and received net proceeds from the sale of the Advisory Fee Shares equal to at least the Advisory Fee, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Buyer shall have received total net funds equal to the Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Advisory Fee, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Advisory Fee. In the event the Buyer receives net proceeds from the sale of Advisory Fee Shares equal to the Advisory Fee before Buyer has sold all Advisory Fee Shares issued to Buyer hereunder, then the Buyer shall return all such remaining Advisory Fee Shares to the Company. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to Buyer within five (5) Business Days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section 7.4(e) to the contrary, at any time on or prior to the maturity date of the Debentures purchased at the First Closing, the Company shall have the right, at any time during such period, to redeem any Advisory Fee Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in U.S. Dollars equal to the Advisory Fee, less any net proceeds received by the Buyer from any previous sales of Advisory Fee Shares. Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Advisory Fee Shares in its possession back to the Company. In the event the Buyer elects to purchase additional Debentures at Additional Closings as permitted by this Agreement, the Company agrees to pay additional advisory fees to Buyer either in cash or in a similar manner as set forth in this Section 7.4(e) through the issuance of additional Advisory Fee Shares, at Buyer’s sole discretion, in an amount to be determined by Buyer.

(iii)     Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Buyer has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the maturity date of the Debentures purchased at the First Closing, then at any time thereafter, the Buyer shall have the right, upon written notice to the Company, to require that the Company redeem (to the extent permitted by applicable Law) all Advisory Fee Shares then in Buyer’s possession for U.S. Dollars equal to the Advisory Fee, less any net proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Buyer, the Company shall redeem the then remaining Advisory Fee Shares in Buyer’s possession for an amount of U.S. Dollars equal to the Advisory Fee, less any net proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Buyer within five (5) Business Days from the date the Buyer delivers such redemption notice to the Company.

(iv)     Surviving Obligations. The Borrowers agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Company’s obligations hereunder or under any other Transaction Documents, the Company’s obligations and liability under this Agreement and the other Transaction Documents, and the Buyer’s lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Company has fully complied with all of its obligations with respect to payment of the Advisory Fee, and Buyer has generated and received net proceeds from the sale of the Advisory Fee Shares (or otherwise received equivalent payment thereof in Dollars as permitted hereunder) equal to the Advisory Fee. All of the Company’s obligations under this Section 7.4(e) shall survive termination of this Agreement.

(f)     Termination; Prepayment. Upon payment in full of all outstanding Debentures purchased hereunder, together with all other charges, fees and costs due and payable under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer (except for such obligations of the Company that specifically survive termination hereunder), without premium or penalty.

7.5     Share Reserve. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and Advisory Fee Shares under this Agreement or any other Transaction Documents (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debentures and issuance of all Advisory Fee Shares that may be issuable hereunder. If at any time the Share Reserve is insufficient to effect the full conversion of the Debentures and issuance of all Advisory Fee Shares that may be issuable hereunder, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within twenty (20) Business Days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

7.6     Documents to be Executed by any Subsidiary following the First Closing Date. Within ten (10) days of any entity becoming a Subsidiary of the Company, such Subsidiary shall execute or cause to be executed and delivered to Buyer all of the following documents, each of which must be satisfactory to Buyer and Buyer’s counsel in form, substance and execution:

(a)     Consent and Agreement. One (1) original of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a “Subsidiary” hereunder and to be bound by the terms and conditions of this Agreement, the Subsidiary Guaranty, the Sub Security Agreement, and all other applicable Transaction Documents;

(b)     Organizational and Authorization Documents. A certificate of an officer of the Subsidiary certifying and attaching: (i) copies of the Subsidiary’s articles of incorporation, bylaws, operating agreement, certificate of organization or other formation, organizational or governing documents; (ii) resolutions of its respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it will become a party and the transactions contemplated thereby; and (iii) the signatures and incumbency of the officers of the Subsidiary executing any of the Transaction Documents;

(c)     Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Buyer shall require in connection with this Agreement and the other Transaction Documents.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1     Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2     The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1     First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)     The Company shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

(b)     The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date.

(c)     The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

(d)     The Buyer shall have issued an irrevocable issuance instruction letter and board resolution, authorizing the issuance of the Advisory Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Advisory Fee Shares to Buyer or its designee.

(e)     The Company and each of its Subsidiaries shall have executed and delivered to Buyer a closing certificate in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company (or each Subsidiary, as applicable) from the secretary of state (or comparable office) from the jurisdiction in which the Company (or each Subsidiary) is incorporated, as of a date within ten (10) days of the First Closing Date; (ii) the Company’s (or Subsidiary’s) Certificate of Incorporation (or Articles of Organization); (iii) the Company’s (or Subsidiary’s) Bylaws (or operating agreement); and (iv) copies of the resolutions of the board of directors or managers, as applicable, of the Company (or Subsidiary) consistent with Section 6.3, as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer.

(f)     No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(g)     The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

9.2     Additional Closings. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

(a)     The Company shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

(b)     The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.

(c)      No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(d)     No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(e)     The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

10.1     Events of Default. The Company, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

(a)     Nonpayment of Obligations. Any amount due and owing on the Debentures, whether by its terms, acceleration, or otherwise, is not paid on the date such amount is due, or any other payment Obligations of the Company or any of its Subsidiaries (other than the payments and amounts due under the Debentures) is not paid within ten (10) days from the date such payment Obligation is due.

(b)     Misrepresentation. Any written warranty, representation, certificate or statement of the Company or any of its Subsidiaries in this Agreement, the Transaction Documents or any other agreement with Buyer shall be false or misleading in any material respect when made or deemed made.

(c)     Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article X), which failure to perform or default in performance continues for a period of fifteen (15) days after the Company receives notice or knowledge from any source of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Buyer’s sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

(d)     Default under Transaction Documents. Any failure to perform or default in the performance by the Company or any of its Subsidiaries that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Transaction Documents or any other agreement with Buyer, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

(e)     Default under Other Obligations. Any default by the Company or any of its Subsidiaries in the payment of principal, interest or any other sum for any other material obligation beyond any period of grace provided with respect thereto, or in the performance of any other term, condition or covenant contained in any other agreement, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement, the consequences of which could reasonably be expected to result in a Material Adverse Effect.

(f)     Assignment for Creditors. The Company or any of its Subsidiaries makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the Collateral is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against the Company or any of its Subsidiaries, the Company or applicable Subsidiary, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

(g)     Bankruptcy. Any proceeding involving the Company or any of its Subsidiaries, is commenced by or against the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against the Company or any of its Subsidiaries: (i) the Company or applicable Subsidiary, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

(h)     Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Encumbrance against portion of the Collateral for an amount in excess of $50,000 and such judgment or other process would have a Material Adverse Effect, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Buyer and appealed; (ii) vacated; or (iii) discharged.

(i)     Material Adverse Effect. A Material Adverse Effect shall occur.

(j)     Change in Control. Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of the Company (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, the Company provides Buyer with information concerning the identity and qualifications of the individual or individuals who will be in control, and such individual or individuals shall be acceptable to Buyer, in Buyer’s sole discretion.

(k)     Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Encumbrance against, any of the Collateral or any collateral under a separate security agreement securing any of the Company’s Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Buyer and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Company’s Obligations, or any material decline or depreciation in the value or market price thereof. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Company and its Subsidiaries to do any act deemed reasonably necessary by Buyer to preserve and maintain the value and collectability of the Collateral.

10.2     Rights and Remedies.

(a)     Remedies. Upon the occurrence and during the continuance of an Event of Default, Buyer shall have all rights, powers and remedies set forth in the Transaction Documents, in any written agreement or instrument (other than this Agreement or the Transaction Documents) relating to any of the Company’s Obligations, or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Buyer may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to the Company to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 10.1(f) or Section 10.1(g), all commitments of Buyer to the Company shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Buyer. The Company hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Buyer’s rights under the Transaction Documents, and hereby consents to, and waives notice of release, with or without consideration, of the Company or of any Collateral, notwithstanding anything contained herein or in the Transaction Documents to the contrary.

(b)     No Waiver. No Event of Default shall be waived by Buyer, except and unless such waiver is in writing and signed by Buyer. No failure or delay on the part of Buyer in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Buyer to exercise any remedy available to Buyer in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Company agrees that in the event that the Company fails to perform, observe or discharge any of its Obligations, no remedy of law will provide adequate relief to Buyer, and further agrees that Buyer shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

ARTICLE XI

INDEMNIFICATION AND RELEASE

11.1     Company’s Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company or any of its subsidiaries in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company or its subsidiaries contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The provisions of this Section shall survive the satisfaction and payment of the other Obligations of the Company and the termination of this Agreement.

11.2     Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and each Subsidiary hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Buyer, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the First Closing Date, including, without limiting the generality of the foregoing, any and all Claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Transaction Documents, entered into by the Company, and any of its Subsidiaries with Buyer and any and all claims that the Company does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents. The provisions of this Section shall survive the satisfaction and payment of the other Obligations of the Company and the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1     Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:     Cyclone Power Technologies, Inc.

601 N.E. 26th Court

Pompano Beach, FL 33064

Attn: Mr. Harry Schoell, CEO

Telephone: (954) 943-8721

Facsimile: (954) 788-6565

E-Mail: harry@cyclonepower.com

With a copy to:     Cyclone Power Technologies, Inc.

601 N.E. 26th Court

Pompano Beach, FL 33064

Attn: Mr. Christopher Nelson, President

Telephone: (954) 943-8721

Facsimile: (954) 788-6565

E-Mail: chris@cyclonepower.com

With a copy to:     Joel Mayersohn, Esq.

Roetzel & Andress, P.A.

300 East Las Olas Blvd., Suite 1150

Ft. Lauderdale, FL 33301

Telephone: (954) 462-4150

Facsimile: (954) 462-4260

E-Mail: jmayersohn@ralaw.com

If to the Buyer:     TCA Global Credit Master Fund, LP

1404 Rodman Street

Hollywood, FL 33020

Attn: Mr. Robert Press

Telephone: (786) 323-1650

Facsimile: (786) 323-1651

E-Mail: bpress@tcaglobalfund.com

With a copy to:     David Kahan, P.A.

6420 Congress Ave., Suite 1800

Boca Raton, FL 33487

Attn: David Kahan, Esq.

Telephone: (561) 672-8330

Facsimile: (561) 672-8301

E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

12.2     Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents.

12.3     Assignment. The Buyer may at any time assign its rights in this Agreement or any of the other Transaction Documents, or any part thereof, without the Company’s consent or approval. In addition, the Buyer may at any time sell one or more participations in the Debentures. The Company may not sell or assign this Agreement or any of the Transaction Documents, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of the Buyer, which consent may be withheld in Buyer’s sole and absolute discretion.

12.4     Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.5     Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

12.6     No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

12.7     Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.8     Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

12.9     Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.10     Intentionally Omitted.

12.11     MANDATORY FORUM SELECTION.  TO INDUCE BUYER TO PURCHASE THE DEBENTURES, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT, OR THE COLLATERAL COVERED THEREUNDER (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA.  THIS PROVISION  IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY, AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

12.12     Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 12.11 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement, and the Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

12.13     Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

12.14     Survival. All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by the Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the issuance of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company has fulfilled all of its Obligations to Buyer, the Debentures have been repaid in full and Buyer no longer owns any of the Advisory Fee Shares.

12.15     Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

12.16     Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.17     Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

12.18     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.19     WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO PURCHASE THE DEBENTURES.

12.20     Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; (ii) not use or permit the use of the proceeds of the purchase of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority; and (iii) comply with all applicable Buyer Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

12.21     Obligations Absolute. None of the following shall affect the Obligations of the Company to Buyer under this Agreement or Buyer’s rights with respect to any collateral hereunder or under any Transaction Documents: (i) acceptance or retention by Buyer of other property or any interest in property as security for the Company’s Obligations hereunder and under the Transaction Documents; (ii) release by Buyer of all or any part of its collateral hereunder or under any Transaction Documents or of any party liable with respect to the Company’s Obligations hereunder and under the Transaction Documents (other than the Company); (iii) release, extension, renewal, modification or substitution by Buyer of the Debentures, or any other note or instrument evidencing any of the Company’s Obligations hereunder and under the Transaction Documents; or (iv) failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Company’s Obligations hereunder and under the Transaction Documents before resorting to remedies against the any collateral.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

CYCLONE POWER TECHNOLOGIES, INC., a Florida corporation

By: /s/ Harry Schoell

Name: Harry Schoell

Title: Chairman

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:      TCA Global Credit Fund GP, Ltd.

Its:      General Partner

By: /s/ Robert Press

       Robert Press, Director

Each of the Subsidiaries listed below is hereby executing this Agreement for the purpose of agreeing to all of the terms, covenants, provisions, conditions, representations and warranties deemed made and agreed to by each of such Subsidiaries under and pursuant to this Agreement.

CYCLONE-WHE, LLC,	CYCLONE PERFORMANCE, LLC,
an Ohio limited liability company	a Florida limited liability company

By:/s/ Christopher Nelson	By: /s/ Harry Schoell
Name: Christopher Nelson	Name: Harry Schoell
Title: Managing Director	Title: Managing Director

EXHIBIT “A”

FORM OF DEBENTURE

 EXHIBIT “B”

VALIDITY CERTIFICATES

EXHIBIT “C”

FORM OF COMPLIANCE CERTIFICATE

DISCLOSURE SCHEDULES FOR COMPANY AND SUBSIDIARIES